Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112502) pertaining to the Assurant 401(k) Plan A of our report dated June 24, 2005 with respect to the financial statements and schedule of the Assurant 401(k) Plan A included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/  PricewaterhouseCoopers  LLP

New York, NY
June 29, 2005

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